                                                                  EXHIBIT 10.2.1


                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 3, 2003 (this "Amendment"), to the Existing Credit Agreement (as defined below) is made by USP DOMESTIC HOLDINGS, INC., a Delaware corporation (the "US Borrower"), USPE HOLDINGS LIMITED, a company incorporated in England and Wales (the "UK Borrower", and together with the US Borrower, collectively the "Borrowers" and each individually a "Borrower") and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

                                   WITNESSETH:

         WHEREAS, the Borrowers, the Lenders, SunTrust Bank, as the Administrative Agent, Lehman Commercial Paper, Inc., as the Syndication Agent, and Credit Suisse First Boston Bank, as the Documentation Agent, are all parties to the Second Amended and Restated Credit Agreement, dated as of November 7, 2002 (the "Existing Credit Agreement", and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"):

         WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend the Existing Credit Agreement as set forth below;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Amendment" is defined in the preamble.

        "Borrowers" is defined in the preamble.

        "Credit Agreement" is defined in the first recital.

        "Existing Credit Agreement" is defined in the first recital.

        "First Amendment Effective Date" is defined in Article III.

         SECTION 1.2 Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                    ARTICLE 2

                         AMENDMENT TO CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the First Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SECTION 2.1 Modification of Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

                  SECTION 2.1.1 Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definition in such Section in the appropriate alphabetical sequence:

                           "Amendment No. 1" means the First Amendment to Second
                  Amended and Restated Credit Agreement, dated as of June 3, 2003, to this Agreement.

                  SECTION 2.1.2 Section 1.1 of the Existing Credit Agreement is hereby further amended by replacing the first parenthetical set forth in the definition of "Net Disposition Proceeds" (currently "(whether pursuant to clause (d) of Section 8.2.12 or otherwise)") with the following: (whether pursuant to clause (y) of subsection (a) of Section
         8.2.12 or otherwise).

                  SECTION 2.1.3 Section 1.1 of the Existing Credit Agreement is hereby further amended by amending the definition of "Permitted Foreign Investment" in its entirety to read as follows:

                           "Permitted Foreign Investment" means an Investment by
                  the Borrowers in Foreign Subsidiaries of Holdings located in Western Europe (other than in Spain) in which the following conditions are satisfied:

                                    (a)      immediately before and after giving
                           effect to such Investment, no Default shall have occurred and be continuing or would result therefrom; and

                                    (b)      such Borrower shall have delivered
                           to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such Investment (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 8.1.1) giving pro forma effect to the consummation of such Investment and evidencing compliance with the covenants set forth in Section 8.2.4.

          SECTION 2.2 Modification of Article VIII. Article VIII of the Existing Credit Agreement is hereby amended as follows:

                  SECTION 2.2.1 Section 8.2.5 of the Existing Credit Agreement is hereby amended by restating clause (h) thereto to read as follows:

                           (h) Investments constituting Permitted Foreign
                  Investments in an aggregate amount not to exceed $25,000,000 during the term of this Agreement;

                  SECTION 2.2.2 Section 8.2.12 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                           Section 8.2.12 Permitted Dispositions.

                           (a) Neither Borrower will, nor will it permit any of its Consolidated Entities to, Dispose of any of such Borrower's or such Consolidated Entity's assets (including accounts receivable and Equity Interests of Consolidated Entities) to any Person in one transaction or series of transactions unless such Disposition is (v) inventory or obsolete property Disposed of in the ordinary course of its business, (w) permitted by Sections 8.1.10 and 8.2.11, (x) Dispositions of Equity Interests in Operating Entities to physicians in the ordinary course of business, (y) (i) such Disposition is for fair market value and, unless otherwise agreed to by the Administrative Agent, the consideration received shall consist of no less than 80% in cash, (ii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $15,000,000, and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2. or (z) a Disposition of real property permitted under Section
                  8.2.16 hereof and the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.

                           (b)      Notwithstanding the provisions of subsection
                  (a) set forth above or the provisions of other sections of this Agreement referenced therein, OrthoLink Physicians Corporation (a US Subsidiary Guarantor hereinafter referred to as "OrthoLink") may sell certain of its accounts receivable in accordance with the terms, and to such physicians groups specifically named therein, of those certain Service Agreements, as amended, set forth on Schedule 8.2.12(b) attached hereto (the "Service Agreements"; the accounts receivable referenced in said Service Agreements as "A/R Amount" are referred to herein as the "OrthoLink Receivables" and the physicians groups parties thereto are referred to herein as the "OrthoLink Receivables Purchasers"). In accordance with the Second Amendments to the Service Agreements (such amendments being described on Schedule 8.2.12(b)), if OrthoLink has not received full payment in cash for its sale of the OrthoLink Receivables from the OrthoLink Receivables Purchasers on or before September 30, 2003, OrthoLink shall receive from the applicable OrthoLink Receivables Purchasers as payment for the remaining OrthoLink Receivables (i) a Promissory Note and Security Agreement in substantially the form of Exhibit 8.2(ii) attached thereto and Exhibit G attached hereto and
                  (ii) a Guaranty in substantially the form of Exhibit 8.2(ii) attached thereto and Exhibit H attached hereto (collectively, the "OrthoLink Receivables Loan Documents"). On or before October 15, 2003, OrthoLink shall assign to Administrative Agent, on behalf of the Lenders, as collateral hereunder all such OrthoLink Receivables Loan Documents required to be delivered to OrthoLink in accordance with the terms of the Service Agreements pursuant to, and will perform the obligations and conditions contained in, an Assignment and Security Agreement in substantially the form of Exhibit I attached hereto. The Net Disposition Proceeds of the OrthoLink Receivables (whether delivered by the OrthoLink Receivables Purchasers in cash on or before September 30, 2003 or pursuant to the terms of the OrthoLink Receivables Loan Documents) shall be applied as follows: (i) immediately upon receipt, 50% of said Net Disposition Proceeds shall be applied to the outstanding principal balance of the Loan; and (ii) within one
                  (1) year of receipt, the remaining 50% shall be used for Investments and Permitted Acquisitions or applied to the outstanding principal balance of the Loan. In connection with Lender's agreement to permit the disposition of the OrthoLink Receivables as set forth in this Section 8.2.12(b), Borrowers agree in addition to the foregoing as follows: (A) Section 8.2 of the Service Agreements, as amended by the Second Amendments to the Service Agreements, or such other section of the Service Agreements addressing the balance on OrthoLink's books and records of the accounts receivable advanced by OrthoLink pursuant to the Services Agreements, shall not be further amended, modified, or changed without the Administrative Agent's prior written consent, (B) OrthoLink Receivables will only be sold to OrthoLink Receivables Purchasers, (C) no OrthoLink Receivables will be sold, assigned, or transferred for less than the net book value of such receivable, and (D) Borrowers shall give Administrative Agent an accounting of the use of the Net Disposition Proceeds not applied to the outstanding balance of the Loan a year after receipt of such Proceeds.

         Section 2.3 Modification of Schedules and Exhibits. Schedule 8.2.12(b), Exhibit G, Exhibit H and Exhibit I attached to this Amendment are hereby added to the Schedules and Exhibits of the Existing Agreement.

                                    ARTICLE 3

                          CONDITIONS TO EFFECTIVENESS

         This Amendment and the amendments contained herein shall become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

         Section 3.1 Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and each Lender. The delivery of an executed counterpart hereof by the Borrowers shall constitute a representation and warranty by the

Borrowers that, on the First Amendment Effective Date, after giving effect to this Amendment, all statements set forth in clauses (a), (b), and (c) of Section
6.2.1 of the Existing Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

         SECTION 3.2 Amendment Fee. The Borrower shall pay to Administrative Agent on or before the First Amendment Effective Date, for the ratable benefit of the Lenders, an amendment fee of $115,000.

         SECTION 3.3 Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.1 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

         SECTION 4.2 Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby.

         SECTION 4.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.4 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 4.5 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                        USP DOMESTIC HOLDINGS, INC.,
                                        as the US Borrower


                                        By: /s/ Mark Kopser
                                           ---------------------------------

                                        Title:  CFO
                                              ------------------------------


                                        USPE HOLDINGS LIMITED,
                                        as the UK Borrower


                                        By: /s/ Mark Kopser
                                           ---------------------------------

                                        Title:  CFO
                                              ------------------------------


                                        SUNTRUST BANK,
                                        as the Administrative Agent, a Lender
                                        and Swingline Lender

                                        By: /s/ Mark Mattson
                                           ---------------------------------

                                        Title: Director
                                              ------------------------------

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        as the Syndication Agent and a Lender

                                        By: /s/ G. Robert Berzins
                                           ---------------------------------

                                                G. ROBERT BERZINS
                                        Title:  Authorized Signatory
                                              ------------------------------

                                        CREDIT SUISSE FIRST BOSTON,
                                        acting through its Cayman Islands
                                        Branch, as the Documentation Agent
                                        and a Lender



                                        By: /s/ CHRISTOPHER LALLY
                                           ---------------------------------

                                                CHRISTOPHER LALLY
                                        Title:  VICE PRESIDENT
                                              ------------------------------


                                        By:  /s/ JENNIFER A. PIEZA
                                           ---------------------------------


                                                  JENNIFER A. PIEZA
                                        Title:     ASSOCIATE
                                              ------------------------------

                                        BANK OF AMERICA, N.A.,
                                        as a Lender


                                        By:  /s/ Kevin Wagley
                                           ---------------------------------

                                        Title: Vice President
                                              ------------------------------

                                        SOCIETE GENERALE,
                                        as a Lender


                                        By:  /s/ Carol Radice
                                           ---------------------------------

                                        Title:  Vice President
                                              ------------------------------

                                        SOUTHWEST BANK OF TEXAS,
                                        as a Lender


                                        By: /s/ William B. Pyle
                                           ---------------------------------

                                        Title: Senior Vice President
                                              ------------------------------

                                        BANK OF OKLAHOMA, N.A.,
                                        as a Lender


                                        By: /s/ Heather E. Williams
                                           ---------------------------------

                                        Title: Assistant Vice President
                                              ------------------------------

                               SCHEDULE 8.2.12(b)

                               SERVICE AGREEMENTS


Practice                                Service Agreement Date       First Amendment Date

Tennessee Orthopaedic                   October 30, 1996             January 1,2001
Associates, P.A.

Tennessee Orthopaedic Clinic, P.C.      July 15, 1997                January 1,2001

Watauga Orthopaedics, PLC               December 1, 1997             January 1, 2001

Resurgens, P.C.                         July 1,1999                  January 1, 2001

New Mexico Orthopaedic                  December 1, 1997             January 1, 2001
Associates, P.C.

Colorado Orthopaedic                    July 1, 1997                 January 1, 2001
Specialists, PLLC

Orthopaedics of Jackson Hole, P.C.      July 1, 1998                 January 1, 2001

Sports Medicine Grant, Inc.             August 15, 1998              January 1, 2001

University Orthopaedic                  July 1, 1999                 January 1, 2001
Physicians, Inc.

Specialized Orthopaedics and Sports     September 15, 1998           January 1, 2001
Medicine, Inc.

Joint Implant Surgeons, Inc.            August 1, 1998               January 1, 2001

Orthopaedic Foot and Ankle Center,      July 1, 1998                 January 1, 2001
Inc.

Leonard R. Janis, D.P.M., Inc.          August 15, 1998              January 1, 2001

                                    EXHIBIT G

                           FORM OF PROMISSORY NOTE AND
                               SECURITY AGREEMENT

                     PROMISSORY NOTE AND SECURITY AGREEMENT

$                                                                        , 2003
 --------------------------                     -------------------------

         FOR VALUE RECEIVED, the undersigned, ______________________________, a
__________________ ("Maker"), hereby promises to pay to the order of ORTHOLINK PHYSICIANS CORPORATION, a Delaware corporation ("Holder"), at 103 Powell Court, Suite 350, Brentwood, Tennessee 37205, or such other place as Holder may from time to time designate, in lawful money of the United States of America, the principal sum of $_________________, together with interest on all principal amounts outstanding from time to time (computed on the basis of a 365-day year and the actual number of days elapsed) at a rate of 7.5% per annum (the "Interest Rate"). The unpaid principal balance of, and all accrued interest on this Promissory Note and Security Agreement (the "Note"), unless sooner paid, shall be due and payable in full on [SEPTEMBER 1, 2008] (the "Maturity Date").

         Beginning on [OCTOBER 1, 2003], and continuing on the 1st day of each calendar month thereafter until the Maturity Date, Maker shall make to Holder monthly payments of combined principal and interest on this Note, which payments shall be an amount per month required to fully amortize the outstanding principal balance of this Note over a term of sixty (60) months from the first monthly payment at the Interest Rate. Maker agrees that all monthly payments due hereunder shall be paid prior to any distributions made to Maker by Holder. Maker hereby authorizes Holder to deduct such payments from any funds of Maker available to Holder.

         Maker may prepay the principal amount of this Note in full at any time prior to maturity by paying the principal sum and all interest accrued thereon to the date of payment.

         Upon default of any of Maker's obligations hereunder, Holder shall have the right, at its sole option and without notice or demand (and in addition to any other rights set forth in any other document or instrument, or otherwise available to Holder under any applicable law), to declare the unpaid balance of principal and accrued interest at once due and payable, whereupon the outstanding principal balance of this Note shall bear interest at 12% per annum or the maximum rate permitted by applicable law, whichever is less, until such principal is paid in full. If, after default, this Note is placed in the hands of an attorney for collection, or is collected in whole or in part through judicial or non-judicial proceedings, Maker shall pay, in addition to the sums referred to above, reasonable attorneys' fees and all other reasonable costs incurred by Holder in connection with the collection of the unpaid amounts due hereunder.

         In order to secure the due performance of the obligations of Maker hereunder, Maker hereby grants to Holder a security interest in and to all of Maker's right, title and interest in the following assets, whether now owned or hereafter acquired: (1) all accounts (as such term is defined in the UCC); (2) all books and records relating to any such accounts; and (3) all proceeds of any of the same (collectively, the "Collateral"). As used herein, "UCC" shall mean the Uniform Commercial Code as is in effect from time to time (a) in the State of_______________________________, or (b) in any other jurisdiction designated pursuant to the choice-of-law rules provided in __________'s UCC. Maker hereby irrevocably authorizes Holder to do all acts and things which Holder may deem necessary or appropriate to perfect and continue perfected the security interest created by this Note and to protect the Collateral, including filing of financing statements covering the Collateral wherever Holder deems appropriate, and Maker agrees to reimburse Holder immediately for all filing and recording fees and taxes in connection therewith.

         Except for any sale arising out of the security interest granted in connection with this Note, Maker may not transfer, sell, pledge or grant any security interest in any or all of the Collateral without Holder's prior written consent, which consent may be withheld at Holder's absolute discretion. Notwithstanding the foregoing, so long as Maker has not received written notice that Maker is in breach of any obligation set forth in this Note, Maker shall be entitled to receive and retain all cash collections from the Collateral. When this Note has been paid in full, Holder shall release all Collateral to Maker and shall execute and deliver to Maker any and all written evidence of such release, including UCC-3 termination statements, in such form as may be provided to Holder by Maker. Upon the occurrence of a default by Maker of any of Maker's obligations hereunder, Holder may exercise any or all of its rights and remedies under the UCC and all other applicable laws, all of which rights and remedies shall be cumulative and may be exercised successively or concurrently.

         Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part hereby severally (1) waive demand, presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (2) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (3) agree that Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor, and (4) consent to any extension or postponement of time for payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         Maker hereby waives any right of offset hereunder it now has or may hereafter have against Holder, its successors and assigns, and agrees to make the payments called for hereunder in accordance with the terms hereof. To the extent permitted by applicable law, Maker hereby waives the application of, and all of its rights and powers under, statutes of limitation and similar statutes and laws as to this Note.

         Holder does not intend to contract for, charge or receive any interest or other charge that is usurious, and by execution of this Note, Maker acknowledges that Holder has no such intent. All agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or other documents, at the time performance of such provision shall be due, shall exceed the maximum amount prescribed by law, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to reduce the principal amount owing hereunder or on account of any other principal indebtedness of Maker to Holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Maker. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.

         This Note shall be governed by and construed in accordance with ________________________________law and applicable federal law. This Note shall be assignable by Holder without the consent of Maker. The terms, provisions, covenants and conditions hereof shall be binding upon Maker and shall inure to the benefit of Holder and its successors and assigns. If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby.

         IN WITNESS WHEREOF, Maker has duly executed this Promissory Note and Security Agreement as of the date first above written.

                                         [PHYSICIAN GROUP]
                                ------------------------------------------------


                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: [AUTHORIZED REPRESENTATIVE OF PHYSICIAN

                                GROUP]
                                      ------------------------------------------

                                   EXHIBIT H

                                FORM OF GUARANTY

                                PERSONAL GUARANTY

         THIS PERSONAL GUARANTY (this "Guaranty"), dated _______________, 2003, is by _____________________ ("Guarantor") in favor of ORTHOLINK PHYSICIANS CORPORATION, a Delaware corporation ("OrthoLink").

         NOW, THEREFORE, Guarantor agrees as follows:

         Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety to OrthoLink and its successors and assigns for the full and punctual payment and discharge, when due, without demand therefor, of the Indebtedness (as hereinafter defined). For purposes of this Guaranty, the term "Indebtedness" shall mean all existing and future indebtedness or liability of every kind, nature or character (including, without limitation, principal, interest, all costs of collection and attorneys' fees) owing to OrthoLink by __________________________________ ("Debtor") under that certain Promissory Note and Security Agreement dated __________________, 2003 (the "Note"). It is understood that the liability of Guarantor to OrthoLink hereunder is limited to an amount determined by multiplying the Indebtedness by the percentage of Guarantor's equity ownership in Debtor as of the date hereof.

         This absolute, continuing and unconditional Guaranty is a guaranty of payment and not a guaranty of collection. Upon Debtor's failure to pay any portion of the Indebtedness promptly when due, OrthoLink, at its sole option, may proceed against Guarantor to collect the Indebtedness, with or without proceeding against Debtor, any co-maker or co-surety or co-guarantor, any endorser or any collateral held as security for the Indebtedness. Guarantor agrees to reimburse OrthoLink for all expenses of any nature whatsoever including, without limitation, reasonable attorneys' fees incurred or paid by OrthoLink in exercising any right, power or remedy conferred by this Guaranty.

         The obligations of Guarantor set forth in this Guaranty shall extend to all amendments, supplements, modifications, renewals, replacements or extensions of the Indebtedness at any rate of interest. The liability of Guarantor under this Guaranty shall not be impaired or affected in any manner by, and Guarantor consents in advance to and waives any requirement of notice for, any (1) disposition, impairment, release, surrender, substitution or modification of any collateral securing the Indebtedness or the obligations created by this Guaranty or any failure to perfect a security interest in any collateral, (2) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for the Indebtedness (including, without limitation, any maker, endorser, guarantor or surety), (3) delay in enforcement of payment of the Indebtedness or delay in enforcement of this Guaranty, (4) delay, omission, waiver or forbearance in exercising any right or power with respect to the Indebtedness or this Guaranty, (5) defense arising from the enforceability or validity of the Indebtedness or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto, (6) defenses or counterclaims that Debtor may assert on the Indebtedness including, but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, statute of limitations, OrthoLink liability, accord and satisfaction and usury, (7) extensions or modifications of any Indebtedness, or (8) other act or omission which might constitute a legal or equitable discharge of Guarantor.

         Guarantor waives all defenses based on suretyship or impairment of collateral, presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of this Guaranty, notice of the incurring of any of the Indebtedness and notice of any other kind in connection with the Indebtedness or this Guaranty. Guarantor also waives any right to require a commercially reasonable disposition of any collateral securing the Indebtedness.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is avoided, rescinded or must otherwise be restored by OrthoLink upon the bankruptcy or reorganization of Debtor.

                This Guaranty shall inure to the benefit of and shall be binding on the parties hereto, their successors and assigns, and their legal representatives or heirs. This Guaranty may not be terminated or modified, nor can any right of OrthoLink or any obligations of Debtor be waived or modified, except by a writing signed by OrthoLink and Guarantor. All rights and remedies of OrthoLink and all obligations of Guarantor under this Guaranty or by law or otherwise afforded to any party are cumulative and not in the alternative. In addition, Lender shall have all rights and remedies available to it in law or equity for the enforcement of this Guaranty. This Guaranty shall be deemed to be a contract entered into and made pursuant to the laws of the State of ______________and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.

         IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty on the date first written above.

Witness:                            GUARANTOR:

-------------------------------     -------------------------------

Print Name:                         Print Name: [EACH PHYSICIAN OWNER]
           --------------------                                       ---------
                                                     ("Guarantor")

                                    EXHIBIT I

                   Form of Assignment and Security Agreement

                       ASSIGNMENT AND SECURITY AGREEMENT

         This Assignment and Security Agreement ("Agreement") dated as of _____________, 2003 (this "Amendment"), is made by ORTHOLINK PHYSICIANS CORPORATION, a Delaware corporation ("OrthoLink"), in favor of SUNTRUST BANK, as administrative agent (the "Administrative Agent"), for each of the Lenders, as such term is defined in the Credit Agreement (as defined below).

                                    RECITALS:

         WHEREAS, USP Domestic Holdings, Inc., a Delaware corporation (the "US Borrower") and USPE Holdings Limited, a company incorporated in England and Wales (the "UK Borrower", and together with the US Borrower, collectively the "Borrowers" and each individually a "Borrower"), the Lenders, the Administrative Agent, Lehman Commercial Paper, Inc., as the Syndication Agent, and Credit Suisse First Boston Bank, as the Documentation Agent, are all parties to that certain Second Amended and Restated Credit Agreement, dated as of November 7, 2002, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated May _____________________, 2003 (as such may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"; said First Amendment to Second Amended and Restated Credit Agreement being referred to herein as the "Amendment"; capitalized terms not otherwise defined herein shall have such meaning as set forth in the Credit Agreement);

         WHEREAS, OrthoLink is a Wholly-Owned Subsidiary of the US Borrower and is a US Subsidiary Guarantor and is party to both the US Subsidiary Guaranty and the US Subsidiary Pledge and Security Agreement, whereby OrthoLink has guaranteed repayment of the Loan and pledged certain assets as collateral therefore, including without limitation its accounts receivables;

         WHEREAS, pursuant to the terms of Section 8.2.12(b) of the Credit Agreement, as amended by the Amendment, OrthoLink is permitted to sell certain of its accounts receivable (the "OrthoLink Receivables") pursuant to certain terms and conditions described therein;

         WHEREAS, among said terms and conditions set forth in Section 8.2.12(b) is the requirement that OrthoLink assign to Administrative Agent, on behalf of the Lenders, any and all notes issued as payment for any OrthoLink Receivables and any guaranties, loan documents or other collateral given in connection with such notes;

         WHEREAS, OrthoLink is the payee under that certain $__________________ Promissory Note and Security Agreement dated _____________________, 2003 issued by___________________________________ to the order of OrthoLink, a copy of which is attached hereto as Exhibit A (the "Note"), which Note is secured by the collateral and property described in the Note and the UCC-1 Financing Statement, a copy of which is attached hereto as Exhibit B (the "Collateral Documents");

         WHEREAS, repayment of the Note has been guaranteed by certain individuals or entities pursuant to certain personal guarantees, copies of which are attached hereto as Exhibit C (the "Guarantees"); and

         WHEREAS, pursuant to the terms of the Credit Agreement and as a condition to the extension of credit thereunder, OrthoLink is required to assign assign, pledge, and grant to Administrative Agent, on behalf of the Lenders, a security interest in and to the Note and all loan documents executed in connection therewith, and in and to all property and Collateral securing repayment of the Note, and in and to any and all Guarantees, all in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by OrthoLink, the parties hereto agree as follows:

         Section 1. Assignments, Pledge, and Security Interest. As security for payment of the indebtedness more particularly described in Section 2 of this Agreement, OrthoLink hereby assigns, pledges, and grants to Administrative Agent, on behalf of the Lenders, a security interest in the following:

         (a) (i) that certain Promissory Note and Security Agreement dated as of ___________, 2003 in the original principal amount of $_____________ and issued by____________________ to the order of OrthoLink (the "Note"), and in and to all loan documents executed in connection therewith, (ii) all presently existing and hereafter acquired collateral and property securing repayment of the Note, including without limitation, all of OrthoLink's right, title and interest in and to the collateral and property described in the Note and Collateral Documents, and (iii) the Guarantees;

         (b) OrthoLink's right, title, interest, and privileges arising out of or in connection with the Note, Collateral Documents and the Guarantees; and

         (c) all payments, monies, or proceeds arising from the above-listed property.

         Herein, the property and collateral described in parts (a) through (c) above shall be referred to as the "Collateral."

         Section 2. Indebtedness. The security interest granted herein by OrthoLink secures and shall secure:

         (a) Prompt and full payment of indebtedness evidenced by or described in the Credit Agreement and all Loan Documents executed in connection therewith, and all extensions and modifications and renewals, thereof;

         (b) Payment of all money or property heretofore or in the future advanced to or for the account of, or on behalf of, Borrowers or any Subsidiary Guarantor in connection with the Credit Agreement or any Loan Documents;

         (c) Payment of all costs and expenses incurred by Administrative Agent in enforcing or protecting its rights with respect to the Collateral or the indebtedness secured by the Collateral, including, but not limited to, reasonable attorneys fees; and

         (d) Payment of all future advances made by Administrative Agent for taxes, levies, insurance or maintenance of the Collateral.

         For purposes of this Agreement, all such obligations secured by the Collateral shall be referred to as "Indebtedness."

         Section 3. OrthoLink's Representations to Administrative Agent. OrthoLink hereby represents the following facts to be true and correct as of the date hereof:

         (a)      OrthoLink is the true and lawful owner of the Collateral;

         (b) OrthoLink has the right to grant a security interest in the Collateral;

         (c) There are no advances, liens, security interests or encumbrances against the Collateral;

         (d) No event of default exists under the Note, the Guarantees or any agreements executed in connection therewith; and

         (e) OrthoLink has delivered the originals of the Note, the Collateral Documents and the Guarantees to Administrative Agent with such endorsements and assignments as may be required by Administrative Agent.

         Section 4. OrthoLink's General Warranties and Covenants to Administrative Agent. OrthoLink hereby warrants, covenants and agrees that, until the Indebtedness secured hereby shall have been paid in full or unless it shall have received the prior written consent of the Administrative Agent:

         (a) Protection and Use of Collateral. Except for the security interest in favor of Administrative Agent, OrthoLink will keep the Collateral free from any adverse lien, security interest, or encumbrance (other than the security interest granted herein) and will not waste or destroy the Collateral or any part thereof.

         (b) Sale or Impairment of Collateral. OrthoLink will not sell or offer to sell or otherwise transfer, dispose of or encumber the Collateral, or any interest therein.

         (c) Indemnification. OrthoLink will and does hereby agree to indemnify and hold Administrative Agent harmless against all claims arising out of or in connection with OrthoLink's ownership or use of the Collateral.

         (d) Removal of Collateral. OrthoLink warrants and represents to and covenants with Administrative Agent that: (i) OrthoLink has delivered physical possession of the Note, the Collateral Documents and all Guarantees to Administrative Agent; (ii) Administrative Agent's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (iii) OrthoLink was duly formed and was incorporated, and continues to be incorporated, under the laws of Delaware.

         (e) Inspect Collateral. Upon reasonable notice, Administrative Agent (by any of its officers, employees and/or agents) shall have the right, at any time or times during OrthoLink's usual business hours, to inspect all financial records and all related records (and the premises upon which it is located) to verify the amount and condition of the Collateral. After an Event of Default, all reasonable costs, fees and expenses incurred by Administrative Agent, or for which Administrative Agent has become obligated, in connection with such inspection and/or verification shall be payable by OrthoLink to Administrative Agent.

         (f) Tax Liens. Etc. OrthoLink agrees to pay all taxes or other liens taking priority over the security interest created in this Agreement and, should default be made in the payment of same, OrthoLink agrees to give Administrative Agent prompt notice of such default, and Administrative Agent, at its option, may pay the same, which shall then become part of the Indebtedness secured hereby.

         (g) Discharge Liens. Administrative Agent, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of OrthoLink under this Agreement or any other Loan Document, or any Event of Default, may at any time or times hereafter, but shall be under no obligation to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by a person against the Collateral. All sums paid by Administrative Agent in respect thereof and all reasonable costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Administrative Agent on account thereof shall be payable by OrthoLink to Administrative Agent.

         (h) Execute Additional Documents. OrthoLink hereby authorizes Administrative Agent to file any financing statement or other document or procure any document and pay all necessary costs to protect the security interest under this Agreement against the interest of third persons. OrthoLink will pay the cost of filing the same in all public offices wherever filing is deemed by Administrative Agent to be necessary or desirable. Administrative Agent is hereby appointed OrthoLink's attorney-in-fact to do all acts and things which Administrative Agent may deem necessary to perfect and/or continue the perfection of the security interest created by this Agreement and to protect the Collateral. OrthoLink further agrees to pay all costs and fees for filing any termination statements.

         (i) Amendments to the Note. Etc. OrthoLink shall not permit any amendment or modification to be made to the Note, the Collateral Documents or the Guarantees without Administrative Agent's prior written consent.

         (j) Notification of Certain Events. OrthoLink will notify Administrative Agent immediately in writing should an Event of Default or breach occur under the Note or any of the Guarantees. OrthoLink will advise Administrative Agent in writing of the balance of the Note at any time within two (2) days after receipt of Administrative Agent's written request therefor.

         (k) Prepayments Under the Note. OrthoLink shall cause all prepayments under the Note to be delivered to Administrative Agent within five (5) days of receipt thereof.

         (1) Payments Under Guarantees. OrthoLink shall cause all payments received from any of the Guarantees to be paid immediately to Administrative Agent for application to the Indebtedness.

         Section 5. Events of Default. The term "Event of Default," whenever used in this Agreement, shall mean any one or more of the following events or conditions:

         (a) subject to applicable notice and cure periods, the occurrence of an Event of Default as defined in the Credit Agreement; or

         (b) breach of any covenant, warranty, agreement or representation contained in this Agreement.

         Section 6. Remedies. Administrative Agent shall have the following remedies hereunder:

         (a) Acceleration and Foreclosure, Etc. Upon the happening of any Event of Default specified in Section 5 above, and at any time thereafter during the continuance of such Event of Default, at the option of the Administrative Agent, any and all Indebtedness secured hereby shall become immediately due and payable without presentment or demand or any notice to OrthoLink or any other person obligated thereon, and Administrative Agent shall have and may exercise any or all of the rights and remedies of an Administrative Agent under the Uniform Commercial Code as adopted in the State of New York, and as otherwise contractually granted herein or under any other applicable law or under any other agreement executed by OrthoLink in favor of Administrative Agent, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by OrthoLink, and to apply the proceeds thereof toward payment of any costs and expenses and reasonable attorney's fees and legal expenses thereby incurred by Administrative Agent and toward payment of the obligations in such order or manner as Administrative Agent may elect. Additionally, and as an essential part of the bargained-for consideration running to the Administrative Agent, OrthoLink hereby expressly grants to Administrative Agent the contractual right to purchase any or all of the Collateral at private sale any time after 10 days, notice of such sale shall have been sent to OrthoLink by Administrative Agent.

         (b) Waiver of Notice, Etc. OrthoLink agrees that if such notice of default is sent to OrthoLink in the manner set forth in
                  Section 18 hereof at the address stated at the beginning of this document at least 10 days before the time of the proposed sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving of notice, and the proposed sale may take place any time after such 10-day period without the necessity of sending another notice to OrthoLink. Administrative Agent may postpone and reschedule any proposed sale at its option without the necessity of giving OrthoLink further notice of such fact as long as the rescheduled sale occurs within 60 days of the originally scheduled sale.

         (c) Method of Sale of Collateral Approved. All recitals in any instrument of assignment or any other document or paper executed by Administrative Agent incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Administrative Agent or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.

         (d) Additional Remedies. in addition to all remedies under the Uniform Commercial Code as adopted in the State of New York, the Administrative Agent shall be entitled, at its election following the occurrence of an Event of Default, to notify the maker of the Note to make all payments under the Note directly to Administrative Agent for application to the Indebtedness. Upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise all the rights and remedies of the OrthoLink under the Note, the Collateral Documents and under the Guarantees, including without limitation, the right to sell the property and collateral described in the Note and the Collateral Documents following an event of default. The Administrative Agent shall be required only to apply to the Indebtedness the actual monies received by Administrative Agent from the maker of the Note or any guarantor under any of the Guarantees, and/or from the net proceeds resulting from any sale of any of the collateral or property securing repayment of the Note. In the event that the Administrative Agent is required of or any reason to disgorge such monies, then the Indebtedness shall be increased by the amount equal to the monies that Administrative Agent has been required to disgorge.

         OrthoLink agrees that Administrative Agent shall have no liability to OrthoLink for any actions taken by Administrative Agent pursuant to the terms of the Note, and any loan document executed in connection therewith, and/or the Collateral Documents and/or any of the Guarantees, except for acts of Administrative Agent's gross negligence or Administrative Agent's willful misconduct.

         Section 7. Administrative Agent's Powers and Duties with Respect to Collateral.

         (a) Administrative Agent shall be under no duty to collect any amount which may be or become due on any of the Collateral now or hereafter pledged hereunder, to realize on Collateral, to collect principal or interest, to keep the same insured, to make any presentments, demands or notices of protest, in connection with any of the Collateral, or to do anything for the enforcement and collection of Collateral or the protection thereof.

         (b) Not limiting the generality of any of the foregoing but in amplification of the same, Administrative Agent shall be in no way liable to or responsible for any diminution in the value of the Collateral from any cause whatsoever.

         (c) OrthoLink agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectibility thereof, and on the failure of OrthoLink to so do, Administrative Agent may, after giving OrthoLink written notice of its intention to do so, make such payments and advance such sums on account thereof as Administrative Agent, in Administrative Agent's discretion, deems desirable. OrthoLink agrees to reimburse Administrative Agent immediately upon demand for all such payments and advances plus interest thereon at the maximum rate allowed by applicable law.

         (d) Administrative Agent, or any of its agents, shall have the right to call at reasonable times upon reasonable notice at the OrthoLink's place or places of business at intervals to be determined by Administrative Agent, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the OrthoLink's operations.

         Section 8. General Authority. Effective immediately, but exercisable by Administrative Agent (or by any person designated by Administrative Agent) only upon the occurrence of an Event of Default, OrthoLink hereby irrevocably appoints Administrative Agent (or any person designated by Administrative Agent) as OrthoLink's true and lawful attorney-in-fact with full power of substitution, in Administrative Agent's name or OrthoLink's name or otherwise, for Administrative Agent's sole use and benefit, but at OrthoLink's cost and expense, to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral:

         (a) To receive, take, endorse, assign and deliver in Administrative Agent's name or OrthoLink's name any and all checks, notes, drafts and other instruments relating to the Collateral;

         (b) To transmit to the maker of the Note notice of Administrative Agent's interest in the Collateral and to request from the maker of the Note at any time, in OrthoLink's name or in Administrative Agent's name or the name of

                  Administrative Agent's designee, information concerning the Collateral and the amounts owing thereon;

         (c) To receive and open all mail addressed to OrthoLink and to retain all mail pertaining to the Collateral;

         (d) To notify the maker of the Note to make payment directly to Administrative Agent or to any bank designated by Administrative Agent;

         (e) To take or bring, in OrthoLink's name or Administrative Agent's name, all steps, actions, suits or proceedings deemed by Administrative Agent necessary or desirable to effect collection of the Collateral, to compromise with any maker of the Note and give acquittance therefor;

         (f) In general, to do all things necessary to perform the terms of this Agreement, including, without limitation, to take any action or proceedings which Administrative Agent deems necessary or appropriate to protect and preserve the security interest of Administrative Agent in the Collateral;

         Provided, however, the exercise by Administrative Agent of or failure to so exercise any such authority shall in no manner affect OrthoLink's liability to Administrative Agent hereunder or in connection with the Indebtedness; and provided further, that Administrative Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall have no liability for any act or failure to act in connection with any of the Collateral. Administrative Agent shall not be bound to take any steps necessary to preserve rights in any instrument, contract or lease against third parties.

         Section 9. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of OrthoLink in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by Administrative Agent or on its behalf, and the acquisition and disposition of the Indebtedness. All statements contained in any certificate or other instrument delivered by or on behalf of OrthoLink pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by OrthoLink hereunder.

         Section 10. Dealings With OrthoLink. It is expressly understood and agreed that, notwithstanding anything else contained in this Agreement, Administrative Agent may, for all purposes hereof deal solely with OrthoLink in connection therewith, and nothing herein or in the Credit Agreement shall be construed so as to require dealings with, consent of, or notice to any other parties or persons.

         Section 11. Agreement Not Exclusive Remedy. This Agreement shall not prejudice the right of Administrative Agent, at its option, to enforce collection of the Indebtedness by suit or in any lawful manner. If Administrative Agent has additional security, then it may resort to such other security for the payment of the Indebtedness secured hereby. No right or remedy in this Agreement or in any instrument evidencing the Indebtedness is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein or therein conferred, or now or hereafter existing, by contract, at law or in equity or by statute.

         Section 12. Non-waiver Provision. No delay or omission by Administrative Agent to exercise any right or remedy shall impair such right or remedy or any other right or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every right and remedy herein conferred or now or hereafter existing by contract or at law or in equity or by statute may be exercised separately or concurrently and in such order and as often as may be deemed expedient by Administrative Agent. Not limiting the generality of the foregoing, pursuit or exercise of any right or remedy conferred herein, or by law or in equity or by statute, shall not be, and shall not be considered to be, an election against, or waiver or relinquishment of, any other right or remedy.

         Section 13. Severability. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

         Section 14. Applicable Law. This Agreement is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the substantive law of such State.

         Section 15. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors, representatives and assigns of the parties hereto.

         Section 16. Amendments. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         Section 17. Captions. The captions of this Agreement are for the purpose of reference only, and shall not limit or otherwise affect any of the terms hereof.

         Section 18. Notices. All notices, certificates, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, or sent by telegram, charges prepaid, as follows:

         (a) If to Administrative Agent, to the attention of Mark Mattson, SunTrust Bank, Administrative Agent, 201 Fourth Avenue North, Nashville, Tennessee 37219;

         (b) If to the OrthoLink, to the attention of President, OrthoLink Physicians Corporation, 103 Powell Court, Suite 350, Brentwood, Tennessee 37027, with a copy sent to the attention of President, USP Domestic Holdings, Inc., 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001;

         or at such other address as either party may designate by written notice to the other party in accordance herewith.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 ORTHOLINK:

                                 ORTHOLINK PHYSICIANS CORPORATION


                                 By:
                                    -------------------------------------------

                                 Title:
                                       ----------------------------------------

                                 ADMINISTRATIVE AGENT;

                                 SUNTRUST BANK,
                                 Administrative Agent

                                 By:
                                    -------------------------------------------

                                 Title:
                                       ----------------------------------------

                                   EXHIBIT A

                                      NOTE

                                    EXHIBITS

                              COLLATERAL DOCUMENTS

                                    EXHIBIT C

                                   GUARANTEES